From:    SANFORD TELLER COMMUNICATIONS
         1365 York Avenue
         New York, New York 10021                                         [LOGO]
         (212) 717-0332



For:     MORTON'S RESTAURANT GROUP, INC.               FOR IMMEDIATE RELEASE
                                                       ---------------------
         325 North LaSalle Street
         Chicago, Illinois 60610
         (312) 923-0030
         www.mortons.com
                                                               October 26, 2006


Contact:     RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
             ------------------------------------------------------------------
             MORTON'S RESTAURANT GROUP, INC.
             -------------------------------


           MORTON'S RESTAURANT GROUP, INC. (NYSE:MRT) REPORTS RESULTS
                             FOR THIRD QUARTER 2006


                    - RECORD-SETTING THIRD QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 2.0% -

    - COMPANY PROVIDES GUIDANCE FOR FOURTH QUARTER 2006 AND FULL YEAR 2006 -



HIGHLIGHTS FOR THE THIRD QUARTER OF FISCAL 2006 AS COMPARED TO THE THIRD QUARTER OF FISCAL 2005

     o    Revenues increased 4.8% to $70.0 million.

     o    Comparable restaurant revenues increased 2.0%.

     o Net loss was $(0.1) million, or $(0.01) per diluted share, compared to net loss of $(0.7) million, or $(0.07) per diluted share last year.

     o Pro forma net income was $0.1 million, or $0.01 per diluted share, compared to pro forma net loss of $(0.3) million, or $(0.02) per diluted share last year (refer to the reconciliation of pro forma net income (loss) to generally accepted accounting principles ("GAAP") net income (loss) in the financial tables that follow).

HIGHLIGHTS FOR THE NINE MONTH PERIOD ENDED OCTOBER 1, 2006 AS COMPARED TO THE NINE MONTH PERIOD ENDED OCTOBER 2, 2005

     o    Revenues increased 6.4% to $231.1 million.

     o    Comparable restaurant revenues increased 3.3%.

     o After non-recurring items associated with the Company's February 2006 Initial Public Offering ("IPO"), the net loss reported in accordance with GAAP for the nine month period ended October 1, 2006 was $(19.2) million, or $(1.21) per diluted share, which compares to GAAP net loss of $(0.4) million, or $(0.04) per diluted share, for the nine month period ended October 2, 2005 (refer to the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow).

     o Pro forma net income was $8.2 million, or $0.48 per diluted share, up 31.2% when compared to pro forma net income of $6.2 million, or $0.36 per diluted share last year (refer to the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow).

Chicago, IL. October 26, 2006... Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2006 fiscal third quarter ended October 1, 2006.

"Our 2006 third quarter operating results, including record-setting third quarter revenues of $70 million and the increase in our comparable restaurant revenues, reflect the continuing solid execution of our strategic initiatives," said Thomas J. Baldwin, chairman, chief executive officer and president of Morton's Restaurant Group. He said these initiatives include expanding Morton's popular Bar 12-21 business, increasing Morton's Boardroom private dining business, broadening our appeal and opening new restaurants in both new and existing markets.

He noted that in September a new Morton's steakhouse opened in Northbrook, IL, the sixth in the Chicago metro area, and that leases have been executed to open new Morton's steakhouses in Anaheim, CA; Coral Gables, FL; Houston, TX; San Jose, CA and Woodland Hills, CA.

Mr. Baldwin added "As we had planned, during the third quarter we started the renovation of our Bertolini's Italian restaurant located at the Fountain of the Gods, at the Forum Shops at Caesars Palace in Las Vegas. We currently plan to open our new Italian restaurant, Trevi, at that location, as early as December 2006."

THIRD QUARTER OF FISCAL 2006 RESULTS
Revenues for the third quarter of fiscal 2006 increased 4.8% to $70.0 million from $66.8 million for the third quarter of fiscal 2005. The growth in revenues is attributable to a 2.0% increase in comparable restaurant revenues (13 weeks to 13 weeks) and revenues from six new Morton's steakhouse restaurants, four of which opened in fiscal 2005, one of which opened in March 2006 and one of which opened in September 2006. During the quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, is expected to open at that location as early as December 2006.

The Company's net loss was $(0.1) million, or $(0.01) per diluted share, for the third quarter of fiscal 2006, compared to net loss of $(0.7) million, or $(0.07) per diluted share for the third quarter of fiscal 2005.

The Company's pro forma net income was $0.1 million, or $0.01 per diluted share, for the third quarter of fiscal 2006, compared to pro forma net loss of $(0.3) million, or $(0.02) per diluted share, for the third quarter of fiscal 2005 (refer to the reconciliation of pro forma net income (loss) to GAAP net income
(loss) in the financial tables that follow).

RESULTS FOR THE NINE MONTH  PERIOD ENDED  OCTOBER 1, 2006
Revenues for the nine month period ended October 1, 2006 increased 6.4% to $231.1 million from $217.1 million for the nine month period ended October 2, 2005. The growth in revenues is attributable to a 3.3% increase in comparable restaurant revenues (39 weeks to 39 weeks) and revenues from six new Morton's steakhouse restaurants, four of which opened in fiscal 2005, one of which opened in March 2006 and one of which opened in September 2006. During the third quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, is expected to open at that location as early as December 2006.

Management fee paid to related party was $0.4 million for the first quarter of fiscal 2006 and is included in the nine month period ended October 1, 2006, compared to $2.1 million in the nine month period ended October 2, 2005. The related management agreement was terminated in connection with the Company's IPO in February 2006 and the Company incurred an $8.4 million termination fee. (Refer to the reconciliation of pro forma net income (loss) to GAAP net income
(loss) in the financial tables that follow.)

In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs of $28.0 million associated with debt repayment, primarily consisting of prepayment penalties that were incurred with the early repayment of the then-outstanding 7.5% senior secured notes and 14.0% senior secured notes. The debt was refinanced in conjunction with the

Company's IPO. Costs associated with the repayment of certain debt of approximately $0.2 million for the nine month period ended October 2, 2005 represents prepayment penalties that were incurred with the early repayment of certain mortgages. (Refer to the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow.)

Interest expense, net was $4.1 million for the nine month period ended October 1, 2006 compared to $12.9 million for the nine month period ended October 2, 2005. The decrease is due to the repayment, in connection with the IPO, of the then-outstanding 7.5% senior secured notes and 14.0% senior secured notes partially offset by the interest relating to borrowings under our new revolving credit facility. (Refer to the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow.)

After non-recurring items associated with the Company's February 2006 IPO, the net loss reported in accordance with GAAP for the nine month period ended
October 1, 2006 was $(19.2) million, or $(1.21) per diluted share, which compares to GAAP net loss of $(0.4) million, or $(0.04) per diluted share for the nine month period ended October 2, 2005. (Refer to the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow.)

The Company's pro forma net income was $8.2 million, or $0.48 per diluted share, for the nine month period ended October 1, 2006, compared to pro forma net income of $6.2 million, or $0.36 per diluted share, for the nine month period ended October 2, 2005. (Refer to the reconciliation of pro forma net income
(loss) to GAAP net income (loss) in the financial tables that follow.)

Morton's Restaurant Group completed its initial public offering on February 9, 2006. Its common stock is traded on the New York Stock Exchange under the symbol MRT.

RESTAURANT  DEVELOPMENT
On September 8, 2006, the Company opened a new Morton's steakhouse restaurant in Northbrook, Illinois. On March 29, 2006, the Company opened a new Morton's steakhouse restaurant in Troy, Michigan. The Company has executed leases to open new Morton's steakhouse restaurants in Anaheim, CA; Coral Gables, FL; Houston, TX; San Jose, CA and Woodland Hills, CA. During the third quarter, Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, is expected to open at that location as early as December 2006.

FOURTH  QUARTER 2006 AND FULL YEAR 2006 FINANCIAL  GUIDANCE
The Company expects fourth quarter 2006 revenues to range between $86 million and $89 million including increases in comparable restaurant revenues between 2% to 3%. Diluted net income per share is expected to approximate $0.29 to $0.30. This range includes estimated compensation expense, net of related income taxes, pursuant to Statement of Financial Accounting Standards No. 123R "Share Based Payment" (SFAS No. 123R), which requires the expensing of stock issued to employees (approximately $0.01 per diluted share). This range includes expectations that the Company's 2006 pro forma income tax rate will approximate 33.5%. During the fourth quarter, the Company expects to open new Morton's steakhouse restaurants in Houston, Texas and in Anaheim, California. During the third quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, is expected to open at that location as early as December 2006.

The Company expects fiscal year 2006 revenues to be between $317 million and $320 million including increases in comparable restaurant revenues of approximately 2% to 3%. Excluding all non-recurring items associated with the IPO and other costs associated with the early retirement of debt, pre-IPO management fees, management termination contract costs, the one-time compensation expense attributable to the vesting of the executive units previously granted to certain employees and adjusting the interest expense for the pro forma effects of the change in the debt structure, pro forma diluted net income per share is expected to approximate $0.76 to $0.78. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.03 per diluted share). This range includes expectations that the Company's 2006 pro forma income tax rate will approximate 33.5%. During the fourth quarter, the Company expects to open new Morton's steakhouse restaurants in Houston, Texas and in Anaheim, California. During the third quarter, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. Our new Italian restaurant, Trevi, is expected to open at that location as early as December 2006.

CONFERENCE CALL
Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:         Thursday, October 26, 2006

Time:         5:00 p.m. ET  (please dial in by 4:45 p.m.)

Dial-In #:    (866) 550-6338 U.S. & Canada
              (347) 284-6930 International

Alternatively, the conference call will be webcast at www.mortons.com under the "investor relations" tab.

ABOUT THE COMPANY
Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to its founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of October 1, 2006, the Company owned and operated 71 Morton's steakhouses located in 62 cities across 28 states and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 3 Bertolini's Authentic Trattoria restaurants.

FORWARD-LOOKING STATEMENTS
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WRITTEN, ORAL OR OTHERWISE MADE, REPRESENT THE COMPANY'S EXPECTATION OR BELIEF CONCERNING FUTURE EVENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "THINKS," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE FURTHER QUALIFIED BY IMPORTANT ECONOMIC AND COMPETITIVE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, OR OTHERWISE, FROM THOSE IN THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE ENVIRONMENT AND INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, TIMELY RENOVATION AND REOPENING OF THE LAS VEGAS ITALIAN RESTAURANT, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FORM 10-K AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD BE AWARE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

                                      # # #



                                             Morton's Restaurant Group, Inc.
                               Consolidated Statements of Operations (Note 1) - Unaudited
                                      (Amounts in thousands, except per share data)


                                                      Three Month Period Ended                    Nine Month Period Ended
                                                -------------------------------------       -------------------------------------
                                                October 1, 2006      October 2, 2005        October 1, 2006       October 2, 2005
                                                ----------------     ----------------       ----------------      ---------------

Revenues                                               $ 70,048             $ 66,844              $ 231,118            $ 217,122

Food and beverage costs                                  23,359               22,279                 76,388               72,328
Restaurant operating expenses                            36,116               34,379                111,390              104,109
Pre-opening costs                                         1,039                  705                  1,971                2,050
Depreciation and amortization                             1,980                1,917                  5,593                5,327
General and administrative expenses                       5,181                5,793                 16,412               16,431
Marketing and promotional expenses                        1,255                1,178                  4,266                4,082
Stock compensation expense associated
     with initial public offering                             -                    -                    488                    -
Management fee paid to related party                          -                  700                    390                2,100
                                                ----------------     ----------------       ----------------      ---------------
     Operating income (loss)                              1,118                (107)                 14,220               10,695
Gain on sale of investment                                    -                    -                      -                 (664)
Costs associated with the repayment of
    certain debt                                              -                    -                 28,003                  174
Costs associated with the termination of
     management agreement                                     -                    -                  8,400                    -
Interest expense, net                                       952                4,362                  4,074               12,945
                                                ----------------     ----------------       ----------------      ---------------

     Income (loss) before income taxes                      166               (4,469)               (26,257)              (1,760)

Income tax expense (benefit)                                264               (3,779)                (7,038)              (1,355)
                                                ----------------     ----------------       ----------------      ---------------

     Net loss                                          $    (98)            $   (690)             $ (19,219)           $    (405)
                                                ================     ================       ================      ===============

Net loss per share:
Basic                                                  $  (0.01)            $  (0.07)             $   (1.21)           $   (0.04)
Diluted                                                $  (0.01)            $  (0.07)             $   (1.21)           $   (0.04)

Shares used in computing net loss per share:
Basic                                                  16,900.5             10,098.5               15,865.5             10,098.5
Diluted                                                16,900.5             10,098.5               15,865.5             10,098.5



NOTE:
(1) In conjunction with the IPO, Morton's Holding Company, Inc. ("MHCI") was merged into Morton's Restaurant Group, Inc. ("MRG") with MRG being the surviving corporation. In accordance with SFAS 141, these financial statements are presented as if MHCI was merged with and into MRG at the beginning of fiscal 2005.

                                             Morton's Restaurant Group, Inc.
                                               Margin Analysis - Unaudited
                                                     (In thousands)


                                       Three Month Period Ended                     Nine Month Period Ended
                                ----------------------------------------    -----------------------------------------
                                 October 1, 2006      October 2, 2005         October 1, 2006      October 2, 2005
                                ------------------  --------------------    --------------------- -------------------

Revenues                         $ 70,048  100.0%     $ 66,844   100.0%        $231,118   100.0%   $217,122   100.0%

Food and beverage costs            23,359   33.3%       22,279    33.3%          76,388    33.1%     72,328    33.3%
Restaurant operating expenses      36,116   51.6%       34,379    51.4%         111,390    48.2%    104,109    47.9%
Pre-opening costs                   1,039    1.5%          705     1.1%           1,971     0.9%      2,050     0.9%
Depreciation and amortization       1,980    2.8%        1,917     2.9%           5,593     2.4%      5,327     2.5%
General and administrative
   expenses                         5,181    7.4%        5,793     8.7%          16,412     7.1%     16,431     7.6%
Marketing and promotional
   expenses                         1,255    1.8%        1,178     1.8%           4,266     1.8%      4,082     1.9%
Stock compensation expense
   associated with initial
   public offering                      -       -            -        -             488     0.2%          -        -
Management fee paid to related          -       -          700     1.0%             390     0.2%      2,100     1.0%
   party                         --------             --------                 --------            --------
     Operating income (loss)        1,118    1.6%         (107)   (0.2%)         14,220     6.2%     10,695     4.9%
Gain on sale of investment              -       -            -        -               -     0.0%       (664)   (0.3%)
Costs associated with repayment
   of certain debt                      -       -            -        -          28,003    12.1%        174     0.1%
Costs associated with
   termination of
   management agreement                 -       -            -        -           8,400     3.6%          -        -
Interest expense, net                 952    1.4%        4,362     6.5%           4,074     1.8%     12,945     6.0%
                                 ---------            --------                 --------            --------

     Income (loss) before
        income taxes                  166    0.2%       (4,469)   (6.7%)        (26,257)  (11.4%)    (1,760)   (0.8%)

Income tax expense (benefit)          264    0.4%       (3,779)   (5.7%)         (7,038)   (3.0%)    (1,355)   (0.6%)
                                 ---------            --------                 --------            --------


     Net loss                    $    (98)  (0.1%)    $   (690)   (1.0%)       $(19,219)   (8.3%)  $   (405)   (0.2%)
                                 ========             ========                 ========            ========



                                             Morton's Restaurant Group, Inc.
                 Pro Forma Net Income (Loss) and Pro Forma Diluted Net Income (Loss) Per Share (Note 1)
                                          (In thousands, except per share data)

                                                Three Month Period Ended                Nine Month Period Ended
                                           ------------------------------------   ------------------------------------
PRO FORMA ANALYSIS (1)                     October 1, 2006     October 2, 2005    October 1, 2006     October 2, 2005
----------------------                     ----------------    ----------------   -----------------   ----------------

Net loss, as reported                       $          (98)     $         (690)    $      (19,219)     $         (405)
Income tax expense (benefit)                           264              (3,779)            (7,038)             (1,355)
                                           ----------------    ----------------   -----------------   ----------------
Income (loss) before income taxes,
   as reported                                         166              (4,469)           (26,257)             (1,760)

Pro forma adjustments (1):
Gain on sale of investment             (2)               -                   -                  -                (664)
Costs associated with the early
   repayment of certain debt           (3)               -                   -             28,003                 174
Stock compensation expense
   associated with IPO                 (4)               -                   -                488                   -
Management fee paid to a related
   party                               (5)               -                 700                390               2,100
Costs associated with termination of
   management agreement                (6)               -                   -              8,400                   -
Interest expense                       (7)               -               3,241              1,239               9,566
                                           ----------------    ----------------   -----------------   ----------------
Pro forma income (loss) before
   income taxes                                        166                (528)            12,263               9,416
Income tax expense (benefit)           (8)              18                (180)             4,108               3,201
                                           ----------------    ----------------   -----------------   ----------------

Pro forma net income (loss)                 $          148      $         (348)    $        8,155      $        6,215
                                           ================    ================   =================   ================

Pro forma diluted net income (loss)
   per share                                $         0.01      $        (0.02)    $         0.48      $         0.36

Shares used in computing pro forma
   diluted net income (loss) per share (9)        17,136.0            16,900.5           17,104.7            17,104.7


NOTES:
(1) The Company believes these pro forma calculations provide meaningful supplemental information to the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Gain on sale of investment represents a 2005 one-time gain from the sale of stock of a privately owned company.

(3) Includes prepayment premiums relating to the repayment of the 7.5% and the 14% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% and 14% senior secured notes and the prior working capital facility.

(4) Represents the stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO.

(5) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(6)    Represents the fee paid to terminate the management agreement.

(7) Interest expense for the nine month period ended October 1, 2006 was adjusted to eliminate interest expense of $1.6 million related to the 7.5% and 14% senior secured notes which were repaid in February 2006 and to reflect the new senior revolving credit facility by adding interest expense of $0.4 million.

(8)    The Company expects the full year 2006 income tax rate to approximate
       33.5%.

(9) Post IPO fully diluted shares including a weighted average of the outstanding unvested restricted shares of 235,554 and 204,275 for the three and nine month periods ended October 1, 2006, respectively.